Exhibit 99.1
PART I – FINANCIAL INFORMATION

Item 1.  Financial Statements
MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED BALANCE SHEETS
(Dollars in thousands)

	March 31, 2012 (Unaudited)	December 31, 2011 (Audited)
Assets
Cash	$8,782	$266
Accounts and other receivables, less allowance for doubtful accounts of $2,979 and $3,021, respectively	112,137	126,461
Product exchange receivables	9,213	17,646
Inventories	79,274	77,677
Due from affiliates	9,923	5,968
Fair value of derivatives	675	622
Other current assets	2,001	1,978
Assets held for sale	213,670	212,787
Total current assets	435,675	443,405

Property, plant and equipment, at cost	662,097	632,728
Accumulated depreciation	(224,492)	(215,272)
Property, plant and equipment, net	437,605	417,456

Goodwill	8,337	8,337
Investment in unconsolidated entities	69,914	62,948
Debt issuance costs, net	12,640	13,330
Fair value of derivatives	41	—
Other assets, net	3,453	3,633
	$967,665	$949,109

Liabilities and Partners’ Capital
Current installments of long-term debt and capital lease obligations	$198	$1,261
Trade and other accounts payable	96,107	125,970
Product exchange payables	30,583	37,313
Due to affiliates	14,167	18,485
Income taxes payable	1,156	893
Fair value of derivatives	530	362
Other accrued liabilities	12,131	11,022
Liabilities held for sale	505	501
Total current liabilities	155,377	195,807

Long-term debt and capital leases, less current maturities	433,684	458,941
Deferred income taxes	7,487	7,657
Other long-term obligations	1,096	1,088
Total liabilities	597,644	663,493

Partners’ capital	369,459	284,990
Accumulated other comprehensive income	562	626
Total partners’ capital	370,021	285,616
Commitments and contingencies
	$967,665	$949,109

See accompanying notes to consolidated and condensed financial statements.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF OPERATIONS
 (Unaudited)
 (Dollars in thousands, except per unit amounts)

	Three Months Ended March 31,
	2012	2011
Revenues:
Terminalling and storage *	$20,186	$18,123
Marine transportation *	20,862	19,399
Sulfur services	2,926	2,850
Product sales: *
Natural gas services	172,111	137,155
Sulfur services	71,626	56,908
Terminalling and storage	21,673	18,545
	265,410	212,608
Total revenues	309,384	252,980
Costs and expenses:
Cost of products sold: (excluding depreciation and amortization)
Natural gas services *	167,199	132,278
Sulfur services *	54,960	44,442
Terminalling and storage	20,020	16,560
	242,179	193,280
Expenses:
Operating expenses *	37,012	32,950
Selling, general and administrative *	4,404	3,726
Depreciation and amortization	9,700	9,570
Total costs and expenses	293,295	239,526
Other operating income	(5)	—
Operating income	16,084	13,454
Other income (expense):
Equity in earnings (loss) of unconsolidated entities	382	—
Interest expense	(7,207)	(8,402)
Debt prepayment premium	(251)	—
Other, net	61	58
Total other expense	(7,015)	(8,344)
Income from continuing operations before taxes	9,069	5,110
Income tax expense	(265)	(221)
Income from continuing operations	8,804	4,889
Income from discontinued operations, net of income taxes	1,725	2,433
Net income	$10,529	$7,322

*Related Party Transactions Included Above
Revenues:
Terminalling and storage	$15,274	$12,938
Marine transportation	4,857	6,565
Product Sales	2,189	3,800
Costs and expenses:
Cost of products sold: (excluding depreciation and amortization)
Natural gas services	4,315	2,461
Sulfur services	4,431	4,152
Expenses:
Operating expenses	13,816	11,788
Selling, general and administrative	2,666	2,006

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF OPERATIONS
 (Unaudited)
 (Dollars and units in thousands, except per unit amounts)

	Three Months Ended March 31,
	2012	2011
Allocation of net income attributable to: Limited partner interest:
Continuing operations	$7,457	$3,883
Discontinued operations	1,461	1,933
	8,918	5,816
General partner interest:
Continuing operations	1,347	821
Discontinued operations	264	408
	1,611	1,229
Net income attributable to:
Continuing operations	8,804	4,704
Discontinued operations	1,725	2,341
	$10,529	$7,045
Net income attributable to limited partners: Basic:
Continuing operations	$0.33	$0.21
Discontinued operations	0.07	0.10
	$0.40	$0.31
Weighted average limited partner units - basic	22,576	18,761
Diluted:
Continuing operations	$0.33	$0.21
Discontinued operations	0.07	0.10
	$0.40	$0.31
Weighted average limited partner units - diluted	22,580	18,762

See accompanying notes to consolidated and condensed financial statements.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited)
(Dollars in thousands)

	Three Months Ended March 31,
	2012	2011

Net income	$10,529	$7,322
Other comprehensive income adjustments:
Changes in fair values of commodity cash flow hedges	122	(908)
Commodity cash flow hedging gains (losses) reclassified to earnings	(186)	(434)
Interest rate cash flow hedging losses reclassified to earnings	—	19
Other comprehensive income	(64)	(1,323)
Comprehensive income	$10,465	$5,999

See accompanying notes to consolidated and condensed financial statements.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF CAPITAL
(Unaudited)
(Dollars in thousands)

	Partners’ Capital
	Units	Amount	Subordinated		General Partner
	Units	Amount	Units	Amount	Amount	Accumulated Other Comprehensive Income (Loss )	Total
Balances – January 1, 2011	17,707,832	$250,785	889,444	$17,721	$4,881	$1,419	$274,806

Net income	—	6,093	—	—	1,229	—	7,322

Recognition of beneficial conversion feature	—	(277)	—	277	—	—	—

Follow-on public offering	1,874,500	70,330	—	—	—	—	70,330

General partner contribution	—	—	—	—	1,505	—	1,505

Cash distributions	—	(13,458)	—	—	(1,416)	—	(14,874)

Excess purchase price over carrying value of acquired assets	—	(19,685)	—	—	—	—	(19,685)

Unit-based compensation	9,100	36	—	—	—	—	36

Purchase of treasury units	(9,100)	(347)	—	—	—	—	(347)

Adjustment in fair value of derivatives	—	—	—	—	—	(1,323)	(1,323)

Balances – March 31, 2011	19,582,332	$293,477	889,444	$17,998	$6,199	$96	$317,770

Balances – January 1, 2012	20,471,776	$279,562	—	$—	$5,428	$626	$285,616

Net income	—	8,918	—	—	1,611	—	10,529

Follow-on public offering	2,645,000	91,377	—	—	—	—	91,377

General partner contribution	—	—	—	—	1,951	—	1,951

Cash distributions	—	(17,626)	—	—	(1,818)	—	(19,444)

Unit-based compensation	56		—	—	—	—	56

Adjustment in fair value of derivatives	—	—	—	—	—	(64)	(64)

Balances – March 31, 2012	23,116,776	$362,287	—	$—	$7,172	$562	$370,021

                        See accompanying notes to consolidated and condensed financial statements.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)
	Three Months Ended March 31,
	2012	2011
Cash flows from operating activities:
Net income	$10,529	$7,322
Less: Income from discontinued operations	(1,725)	(2,433)
Net income from continuing operations	8,804	4,889
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,700	9,570
Amortization of debt issuance costs	690	1,140
Amortization of discount of notes payable	87	88
Loss on sale of property, plant and equipment	6	—
Equity in earnings of unconsolidated entities	(382)	—
Non-cash mark-to-market on derivatives	—	633
Other	56	36
Change in current assets and liabilities, excluding effects of acquisitions and dispositions:
Accounts and other receivables	10,879	208
Product exchange receivables	8,433	3,845
Inventories	(1,596)	2,127
Due from affiliates	(5,142)	(3,485)
Other current assets	(21)	305
Trade and other accounts payable	(26,113)	(2,300)
Product exchange payables	(6,730)	(2,649)
Due to affiliates	(2,455)	3,938
Income taxes payable	262	(539)
Other accrued liabilities	1,120	3,262
Change in other non-current assets and liabilities	52	155
Net cash provided by (used in) continuing operating activities	(2,350)	21,223
Net cash provided by discontinued operating activities	855	6,831
Net cash provided by (used in) operating activities	(1,495)	28,054
Cash flows from investing activities:
Payments for property, plant and equipment	(29,435)	(14,430)
Acquisitions	—	(16,816)
Payments for plant turnaround costs	(305)	(1,995)
Proceeds from sale of property, plant and equipment	20	—
Return of investments from unconsolidated entities	1,072	—
Distributions from (contributions to) unconsolidated entities for operations	(7,657)	—
Net cash used in continuing investing activities	(36,305)	(33,241)
Net cash used in discontinued investing activities	(1,161)	(4,035)
Net cash used in investing activities	(37,466)	(37,276)
Cash flows from financing activities:
Payments of long-term debt	(146,000)	(101,500)
Payments of notes payable and capital lease obligations	(6,407)	(268)
Proceeds from long-term debt	126,000	73,500
Net proceeds from follow on offering	91,377	70,329
General partner contribution	1,951	1,505
Treasury units purchased	—	(347)
Excess purchase price over carrying value of acquired assets	—	(19,684)
Cash distributions paid	(19,444)	(14,874)
Net cash provided by financing activities	47,477	8,661

Net increase (decrease) in cash	8,516	(561)
Cash at beginning of period	266	11,380
Cash at end of period	$8,782	$10,819

See accompanying notes to consolidated and condensed financial statements.

MARTIN MIDSTREAM PARTNERS L.P.
NOTES TO CONSOLIDATED AND CONDENSED FINANCIAL STATEMENTS
 (Dollars in thousands, except where otherwise indicated)
March 31, 2012
(Unaudited)

(1)            General

Martin Midstream Partners L.P. (the “Partnership”) is a publicly traded limited partnership with a diverse set of operations focused primarily in the United States Gulf Coast region. Its four primary business lines include: terminalling and storage services for petroleum products and by-products, natural gas services, sulfur and sulfur-based products processing, manufacturing, marketing and distribution, and marine transportation services for petroleum products and by-products.

            The Partnership’s unaudited consolidated and condensed financial statements have been prepared in accordance with the requirements of Form 10-Q and United States generally accepted accounting principles for interim financial reporting. Accordingly, these financial statements have been condensed and do not include all of the information and footnotes required by generally accepted accounting principles for annual audited financial statements of the type contained in the Partnership’s annual reports on Form 10-K. In the opinion of the management of the Partnership’s general partner, all adjustments and elimination of significant intercompany balances necessary for a fair presentation of the Partnership’s results of operations, financial position and cash flows for the periods shown have been made. All such adjustments are of a normal recurring nature. Results for such interim periods are not necessarily indicative of the results of operations for the full year. These financial statements should be read in conjunction with the Partnership’s audited consolidated financial statements and notes thereto included in the Partnership’s annual report on Form 10-K for the year ended December 31, 2011, filed with the Securities and Exchange Commission (the “SEC”) on March 5, 2012.

Retrospective Adjustment of Financial Information for Discontinued Operations

As discussed in Note 4, on July 31, 2012, the Partnership completed the sale of its East Texas and Northwest Louisiana natural gas gathering and processing assets.  These assets, along with additional gathering and processing assets discussed in Note 4 are collectively referred to as the "Prism Assets".  The Partnership has classified the Prism Assets, including related liabilities as held for sale at March 31, 2012 and December 31, 2011, and has presented the results of operations and cash flows as discontinued operations for the periods ended March 31, 2012 and 2011, respectively. The Partnership has retrospectively adjusted its prior period consolidated financial statements to comparably classify the amounts related to the net assets and operations and cash flows of the Prism Assets as assets held for sale and discontinued operations, respectively.

(a)            Use of Estimates

Management has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these consolidated financial statements in conformity with accounting principles generally accepted in the United States.  Actual results could differ from those estimates.

(b)            Unit Grants

In February 2011, the Partnership issued 9,100 restricted common units to certain Martin Resource Management employees under its long-term incentive plan from 9,100 treasury units purchased by the Partnership in the open market for $347.  These units vest in 25% increments beginning in February 2012 and will be fully vested in February 2015.

The cost resulting from share-based payment transactions was $56 and $36 for the three months ended March 31, 2012 and 2011, respectively.

(c)           Incentive Distribution Rights

The Partnership’s general partner, Martin Midstream GP LLC, holds a 2% general partner interest and certain incentive distribution rights (“IDRs”) in the Partnership. IDRs are a separate class of non-voting limited partner interest that may be transferred or sold by the general partner under the terms of the partnership agreement of the Partnership (the “Partnership Agreement”), and represent the right to receive an increasing percentage of cash distributions after the minimum quarterly distribution and any cumulative arrearages on common units once certain target distribution levels have been achieved. The Partnership is required to distribute all of its available cash from operating surplus, as defined in the Partnership Agreement.

The target distribution levels entitle the general partner to receive 2% of quarterly cash distributions up to $0.55 per unit, 15% of quarterly cash distributions in excess of $0.55 per unit until all unitholders have received $0.625 per unit, 25% of quarterly cash distributions in excess of $0.625 per unit until all unitholders have received $0.75 per unit and 50% of quarterly cash distributions in excess of $0.75 per unit.

For the three months ended March 31, 2012 and 2011 the general partner received $1,429 and $1,105, respectively, in incentive distributions.

(d)           Net Income per Unit

The Partnership follows the provisions of ASC 260-10 related to earnings per share, which addresses the application of the two-class method in determining income per unit for master limited partnerships having multiple classes of securities that may participate in partnership distributions accounted for as equity distributions. To the extent the Partnership Agreement does not explicitly limit distributions to the general partner, any earnings in excess of distributions are to be allocated to the general partner and limited partners utilizing the distribution formula for available cash specified in the Partnership Agreement. When current period distributions are in excess of earnings, the excess distributions for the period are to be allocated to the general partner and limited partners based on their respective sharing of losses specified in the Partnership Agreement.

The provisions of ASC 260-10 did not impact the Partnership’s computation of earnings per limited partner unit as cash distributions exceeded earnings for the three months ended March 31, 2012 and 2011, respectively, and the IDRs do not share in losses under the Partnership Agreement. In the event the Partnership’s earnings exceed cash distributions, ASC 260-10 will have an impact on the computation of the Partnership’s earnings per limited partner unit.  For the three months ended March 31, 2012 and 2011, the general partner’s interest in net income, including the IDRs, represents distributions declared after period-end on behalf of the general partner interest and IDRs less the allocated excess of distributions over earnings for the periods.

MARTIN MIDSTREAM PARTNERS L.P.
NOTES TO CONSOLIDATED AND CONDENSED FINANCIAL STATEMENTS
 (Dollars in thousands, except where otherwise indicated)
March 31, 2012
(Unaudited)

For purposes of computing diluted net income per unit, the Partnership uses the more dilutive of the two-class and if-converted methods. Under the if-converted method, the beneficial conversion feature is added back to net income available to common limited partners, the weighted-average number of subordinated units outstanding for the period is added to the weighted-average number of common units outstanding for purposes of computing basic net income per unit and the resulting amount is compared to the diluted net income per unit computed using the two-class method.

The following table reconciles net income to limited partners’ interest in net income:
	Three Months Ended March 31,
	2012	2011
Continuing operations:
Net income attributable to Martin Midstream Partners L.P.	$8,804	$4,889
Less general partner’s interest in net income:
Distributions payable on behalf of IDRs	1,195	738
Distributions payable on behalf of general partner interest	325	207
Distributions payable to the general partner interest in excess of earnings allocable to the general partner interest	(173)	(124)
Less beneficial conversion feature	—	185
Limited partners’ interest in net income	$7,457	$3,883

	Three Months Ended March 31,
	2012	2011
Discontinued operations:
Net income attributable to Martin Midstream Partners L.P.	$1,725	$2,433
Less general partner’s interest in net income:
Distributions payable on behalf of IDRs	234	367
Distributions payable on behalf of general partner interest	64	103
Distributions payable to the general partner interest in excess of earnings allocable to the general partner interest	(34)	(62)
Less beneficial conversion feature	—	92
Limited partners’ interest in net income	$1,461	$1,933

The weighted average units outstanding for basic net income per unit was 22,576,404 and 18,760,861 for the three months ended March 31, 2012 and 2011, respectively.  For diluted net income per unit, the weighted average units outstanding were increased by 3,504 and 750 for the three months ended March 31, 2012 and 2011, respectively, due to the dilutive effect of restricted units granted under the Partnership’s long-term incentive plan.

(e)           Income Taxes

With respect to the Partnership’s taxable subsidiary, Woodlawn Pipeline Co., Inc. (“Woodlawn”), income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

(2)           New Accounting Pronouncements

In September 2011, the Financial Accounting Standards Board (“FASB”) amended the provisions of ASC 350 related to testing goodwill for impairment.  This update simplifies the goodwill impairment assessment by allowing a company to first review qualitative factors to determine the likelihood of whether the fair value of a reporting unit is less than its carrying amount before applying the two-step goodwill impairment test. If it is determined that it is more likely than not that the fair value of a reporting unit is greater than its carrying amount, the company would not be required to perform the two-step goodwill impairment test for that reporting unit. This update is effective for interim and annual goodwill impairment tests performed for fiscal years beginning after December 15, 2011.  This amended guidance was adopted by the Partnership effective January 1, 2012.

In June 2011, the FASB amended the provisions of ASC 220 related to other comprehensive income. This newly issued guidance: (1) eliminates the option to present the components of other comprehensive income as part of the statement of changes in stockholders’ equity; (2) requires the consecutive presentation of the statement of net income and other comprehensive income; and (3) requires an entity to present reclassification adjustments on the face of the financial statements from other comprehensive income to net income. The amendments in this guidance do not change the items that must be reported in other comprehensive income or when an item of other comprehensive income must be reclassified to net income nor do the amendments affect how earnings per share is calculated or presented. This guidance is required to be applied retrospectively and is effective for fiscal years and interim periods within those years beginning after December 15, 2011.  This amended guidance was adopted by the Partnership effective January 1, 2012.  As this new guidance only requires enhanced disclosure, adoption did not impact the Partnership’s financial position or results of operations.

(3)           Acquisitions

Redbird Gas Storage

On May 31, 2011, the Partnership acquired all of the Class B equity interests in Redbird for approximately $59,319.  This amount was recorded as an investment in an unconsolidated entity.  Redbird, a subsidiary of Martin Resource Management, is a natural gas storage joint venture formed to invest in Cardinal Gas Storage Partners, LLC (“Cardinal”).  Cardinal is a joint venture between Redbird and Energy Capital Partners that is focused on the development, construction, operation and management of natural gas storage facilities across North America.  Redbird owns an unconsolidated 40.23% interest in Cardinal.  Concurrent with the closing of this transaction, Cardinal acquired all of the outstanding equity interests in Monroe Gas Storage Company, LLC (“Monroe”) as well as an option on development rights to an adjacent depleted reservoir facility.  This acquisition was funded by borrowings under the Partnership’s revolving credit facility.  In addition to owning all of the Class B equity interests of Redbird, the Partnership also owns 4.46% of the Class A equity interests of Redbird at March 31, 2012.

MARTIN MIDSTREAM PARTNERS L.P.
NOTES TO CONSOLIDATED AND CONDENSED FINANCIAL STATEMENTS
 (Dollars in thousands, except where otherwise indicated)
March 31, 2012
(Unaudited)
     Terminalling Facilities

On January 31, 2011, the Partnership acquired 13 shore-based marine terminalling facilities, one specialty terminalling facility and certain terminalling related assets from Martin Resource Management for $36,500.  These assets are located across the Louisiana Gulf Coast.  This acquisition was funded by borrowings under the Partnership’s revolving credit facility.

These terminalling assets were acquired by Martin Resource Management in its acquisition of L&L Holdings LLC (“L&L”) on January 31, 2011.  During the second quarter of 2011, Martin Resource Management finalized the purchase price allocation for the acquisition of L&L, including the final determination of the fair value of the terminalling assets acquired by the Partnership.  The Partnership recorded an adjustment in the amount of $19,685 to reduce property, plant and equipment and partners’ capital for the difference between the purchase price and the fair value of the terminalling assets acquired based on Martin Resource Management’s final purchase price allocation.

(4)           Discontinued operations and divestitures

On June 18, 2012, the Partnership and a subsidiary of CenterPoint Energy Inc. (NYSE: CNP), (“CenterPoint”) entered into a definitive agreement under which CenterPoint would acquire the Partnership’s East Texas and Northwest Louisiana natural gas gathering and processing assets owned by Prism Gas Systems I, L.P. (“Prism Gas”), a wholly-owned subsidiary of the Partnership, and other natural gas gathering and processing assets also owned by the Partnership, for cash in a transaction valued at approximately $275,000 excluding any transaction costs and purchase price adjustments.  The asset sale includes the Partnership’s 50% operating interest in Waskom Gas Processing Company (“Waskom”).  A subsidiary of CenterPoint currently owns the other 50% interest.  On July 31, 2012, the Partnership completed the sale of its East Texas and Northwest Louisiana natural gas gathering and processing assets for net cash proceeds of $273,300.

Additionally, the Partnership has reached agreement with a private investor group to sell its interest in Matagorda Offshore Gathering System (“Matagorda”) and Panther Interstate Pipeline Energy LLC (“PIPE”) for $2,000.  This sale is expected to be completed in the third quarter of 2012.

The assets described above collectively are referred to herein as the Prism Assets.

The Partnership has classified the results of operations of the Prism Assets which were previously presented as a component of the Natural Gas Services segment, as discontinued operations in the consolidated and condensed statements of operations for all periods presented. The assets and liabilities described above have been reclassified as held for sale and have been aggregated and reported on separate lines in the consolidated and condensed balance sheets for all periods presented.

The assets and liabilities held for sale as of March 31, 2012 and December 31, 2011 were as follows:
	March 31, 2012	December 31, 2011
Assets
Inventories	$2,213	$486
Property, plant and equipment	78,880	78,324
Accumulated depreciation	(19,532)	(18,438)
Goodwill	28,931	28,931
Investment in unconsolidated entities	107,514	107,549
Other assets, net	15,664	15,935
Assets held for sale	$213,670	$212,787

Liabilities
Other long-term obligations	505	501
Liabilities held for sale	$505	$501

The Prism Assets’ operating results, which are included within income from discontinued operations, were as follows:
	Three Months Ended March 31,
	2012	2011

Total revenues from third parties1	$28,902	$30,055
Total costs and expenses and other, net, excluding depreciation and amortization	(28,426)	(28,625)
Depreciation and amortization	(1,394)	(1,371)
Other operating income	10	—
Equity in earnings of Waskom, Matagorda, and PIPE	2,465	2,376
Income from discontinued operations before income taxes	1,557	2,435
Income tax expense (benefit)	(168)	2
Income from discontinued operations, net of income taxes	$1,725	$2,433

1 Total revenues from third parties excludes intercompany revenues of $13,433 and $14,510 for the three months ended March 31, 2012 and 2011, respectively.

MARTIN MIDSTREAM PARTNERS L.P.
NOTES TO CONSOLIDATED AND CONDENSED FINANCIAL STATEMENTS
 (Dollars in thousands, except where otherwise indicated)
March 31, 2012
(Unaudited)
(5)           Inventories

Components of inventories at March 31, 2012 and December 31, 2011, were as follows:

	March 31, 2012	December 31, 2011
Natural gas liquids	$27,436	$25,178
Sulfur	25,211	24,335
Sulfur Based Products	12,577	14,857
Lubricants	11,711	11,012
Other	2,339	2,295
	$79,274	$77,677

(6)           Investments in Unconsolidated Entities and Joint Ventures

At March 31, 2012, Prism Gas owned an unconsolidated 50% interest in Waskom, Matagorda, and PIPE.  These investments are accounted for by the equity method.

As discussed in detail in note 4, the Partnership’s investment in Waskom, Matagorda, and PIPE are included in assets held for sale at March 31, 2012.  Additionally, the equity in earnings associated with these investments is recorded in income from discontinued operations for the three months ending March 31, 2012 and 2011, respectively.

In accounting for the acquisition of the interests in Waskom, Matagorda and PIPE, the carrying amount of these investments exceeded the underlying net assets by approximately $46,176. The difference was attributable to property and equipment of $11,872 and equity-method goodwill of $34,304. The excess investment relating to property and equipment is being amortized over an average life of 20 years, which approximates the useful life of the underlying assets. Such amortization amounted to $148 and $148 for the three months ended March 31, 2012 and 2011, respectively, and has been recorded as a reduction of equity in earnings of unconsolidated entities. The remaining unamortized excess investment relating to property and equipment was $8,161 and, $8,309 at March 31, 2012 and December 31, 2011, respectively. The equity-method goodwill is not amortized; however, it is analyzed for impairment annually or when changes in circumstance indicate that a potential impairment exists. No impairment was recognized for the three months ended March 31, 2012 or 2011.

As a partner in Waskom, the Partnership receives distributions in kind of natural gas liquids (“NGLs”) that are retained according to Waskom’s contracts with certain producers. The NGLs are valued at prevailing market prices. In addition, cash distributions are received and cash contributions are made to fund operating and capital requirements of Waskom.

The Partnership and Martin Resource Management formed Redbird, a natural gas storage joint venture formed to invest in Cardinal.  The Partnership owns 4.46% of the Class A equity interests and all the Class B equity interests in Redbird.  Redbird owns an unconsolidated 40.23% interest in Cardinal.   Redbird utilized the investments by the Partnership to invest in Cardinal to fund projects for natural gas storage facilities.

The following tables summarize the components of the investment in unconsolidated entities on the Partnership’s consolidated and condensed balance sheets and the components of equity in earnings of unconsolidated entities included in the Partnership’s consolidated and condensed statements of operations:

	March 31, 2012	December 31, 2011
Investment in Waskom1	$102,880	$102,896
Investment in PIPE1	1,243	1,291
Investment in Matagorda1	3,391	3,362
Investment in unconsolidated entities classified as assets held for sale	107,514	107,549
Investment in Redbird	69,914	62,948
Investment in unconsolidated entities	69.914	62,948
Total Investment in unconsolidated entities	$177,428	$170,497

1 For all periods presented, the financial information for Waskom, Matagorda, and PIPE is included in the consolidated and condensed balance sheet as assets held for sale, and on the consolidated and condensed statement of operations and cash flows as discontinued operations.

	Three Months Ended March 31,
	2012	2011
Equity in earnings of Waskom1	$2,325	$2,350
Equity in earnings of PIPE1	(48)	(18)
Equity in earnings of Matagorda1	188	44
Equity in earnings of discontinued operations	2,465	2,376
Equity in earnings of Redbird	382	—
Equity in earnings of unconsolidated entities	382	—
Total equity in earnings of unconsolidated entities	$2,847	$2,376

1 For all periods presented, the financial information for Waskom, Matagorda, and PIPE is included in the consolidated and condensed balance sheet as assets held for sale, and on the consolidated and condensed statement of operations and cash flows as discontinued operations.

MARTIN MIDSTREAM PARTNERS L.P.
NOTES TO CONSOLIDATED AND CONDENSED FINANCIAL STATEMENTS
 (Dollars in thousands, except where otherwise indicated)
March 31, 2012
(Unaudited)
Select financial information for significant unconsolidated equity-method investees is as follows:

	As of March 31		Three Months Ended March 31
	Total Assets	Partner’s Capital	Revenues	Net Income
2012
Waskom	$144,926	$127,107	$31,284	$4,924

	As of December 31
2011
Waskom	$125,890	$111,889	$31,506	$4,976

As of March 31, 2012 and December 31, 2011 the amount of the Partnership’s consolidated retained earnings that represents undistributed earnings related to the unconsolidated equity-method investees is $48,769 and $47,152, respectively.  There are no material restrictions to transfer funds in the form of dividends, loans or advances related to the equity-method investees.

As of March 31, 2012 and December 31, 2011, the Partnership’s interest in cash of the unconsolidated equity-method investees was $991and $565, respectively.

(7)           Derivative Instruments and Hedging Activities

The Partnership’s results of operations are materially impacted by changes in crude oil, natural gas and NGL prices and interest rates. In an effort to manage its exposure to these risks, the Partnership periodically enters into various derivative instruments, including commodity and interest rate hedges. The Partnership is required to recognize all derivative instruments as either assets or liabilities at fair value on the Partnership’s Consolidated Balance Sheets and to recognize certain changes in the fair value of derivative instruments on the Partnership’s Consolidated Statements of Operations.

           The Partnership performs, at least quarterly, a retrospective assessment of the effectiveness of its hedge contracts, including assessing the possibility of counterparty default. If the Partnership determines that a derivative is no longer expected to be highly effective, the Partnership discontinues hedge accounting prospectively and recognizes subsequent changes in the fair value of the hedge in earnings. As a result of its effectiveness assessment at March 31, 2012, the Partnership believes certain hedge contracts will continue to be effective in offsetting changes in cash flow or fair value attributable to the hedged risk.

All derivatives and hedging instruments are included on the balance sheet as an asset or a liability measured at fair value and changes in fair value are recognized currently in earnings unless specific hedge accounting criteria are met. If a derivative qualifies for hedge accounting, changes in the fair value can be offset against the change in the fair value of the hedged item through earnings or recognized in accumulated other comprehensive income (“AOCI”) until such time as the hedged item is recognized in earnings. The Partnership is exposed to the risk that periodic changes in the fair value of derivatives qualifying for hedge accounting will not be effective, as defined, or that derivatives will no longer qualify for hedge accounting. To the extent that the periodic changes in the fair value of the derivatives are not effective, that ineffectiveness is recorded to earnings. Likewise, if a hedge ceases to qualify for hedge accounting, any change in the fair value of derivative instruments since the last period is recorded to earnings; however, any amounts previously recorded to AOCI would remain there until such time as the original forecasted transaction occurs, then would be reclassified to earnings or if it is determined that continued reporting of losses in AOCI would lead to recognizing a net loss on the combination of the hedging instrument and the hedge transaction in future periods, then the losses would be immediately reclassified to earnings.

For derivative instruments that are designated and qualify as cash flow hedges, the effective portion of the gain or loss on the derivative is reported as a component of AOCI and reclassified into earnings in the same period during which the hedged transaction affects earnings. The effective portion of the derivative represents the change in fair value of the hedge that offsets the change in fair value of the hedged item. To the extent the change in the fair value of the hedge does not perfectly offset the change in the fair value of the hedged item, the ineffective portion of the hedge is immediately recognized in earnings.

(a)           Commodity Derivative Instruments

The Partnership is exposed to market risks associated with commodity prices and uses derivatives to manage the risk of commodity price fluctuation. The Partnership has established a hedging policy and monitors and manages the commodity market risk associated with its commodity risk exposure. The Partnership has entered into hedging transactions through 2013 to protect a portion of its commodity exposure. These hedging arrangements are in the form of swaps for crude oil, natural gas and natural gasoline. In addition, the Partnership is focused on utilizing counterparties for these transactions whose financial condition is appropriate for the credit risk involved in each specific transaction.

Due to the volatility in commodity markets, the Partnership is unable to predict the amount of ineffectiveness each period, including the loss of hedge accounting, which is determined on a derivative by derivative basis. This may result, and has resulted, in increased volatility in the Partnership’s financial results. Factors that have and may continue to lead to ineffectiveness and unrealized gains and losses on derivative contracts include: a substantial fluctuation in energy prices, the number of derivatives the Partnership holds and significant weather events that have affected energy production. The number of instances in which the Partnership has discontinued hedge accounting for specific hedges is primarily due to those reasons. However, even though these derivatives may not qualify for hedge accounting, the Partnership continues to hold the instruments as it believes they continue to afford the Partnership opportunities to manage commodity risk exposure.

MARTIN MIDSTREAM PARTNERS L.P.
NOTES TO CONSOLIDATED AND CONDENSED FINANCIAL STATEMENTS
 (Dollars in thousands, except where otherwise indicated)
March 31, 2012
(Unaudited)

As of March 31, 2012 and 2011, the Partnership has both derivative instruments qualifying for hedge accounting with fair value changes being recorded in AOCI as a component of partners’ capital and derivative instruments not designated as hedges being marked to market with all market value adjustments being recorded in earnings.

Set forth below is the summarized notional amount and terms of all instruments held for price risk management purposes at March 31, 2012 (all gas quantities are expressed in British Thermal Units, crude oil and natural gas liquids are expressed in barrels). As of March 31, 2012, the remaining term of the contracts extend no later than December 2013, with no single contract longer than one year.  For the three months ended March 31, 2012 and 2011, changes in the fair value of the Partnership’s derivative contracts were recorded in both earnings and in AOCI as a component of partners’ capital.

Transaction Type	Total Volume Per Month	Pricing Terms	Remaining Terms of Contracts	Fair Value

Mark to Market Derivatives::

Natural Gasoline Swap	1,000 BBL	Fixed price of $90.20/bbl settled against WTI NYMEX average monthly closings	April 2012 to December 2012	$(126)

Natural Gasoline Swap	1,000 BBL	Fixed price of $2.34/gal settled against Mont Belvieu Non-TET OPIS Average	April 2012 to December 2012	(74)

Total commodity swaps not designated as hedging instruments				$(200)

Cash Flow Hedges:

Natural Gas Swap	10,000 Mmbtu	Fixed price of $4.87/Mmbtu settled against IF_ANR_LA first of the month posting	April 2012 to December 2012	218

Natural Gas Swap	20,000 Mmbtu	Fixed price of $4.96/Mmbtu settled against IF_ANR_LA first of the month posting	April 2012 to December 2012	453

Crude Oil Swap	2,000 BBL	Fixed price of $88.63/bbl settled against WTI NYMEX average monthly closings	April 2012 to December 2012	(280)

Natural Gasoline Swap	2,000 BBL	Fixed price of $2.47/gal settled against Mont Belvieu Non-TET OPIS Average	April 2012 to December 2012	(50)

Crude Oil Swap	2,000 BBL	Fixed price of $105.90/bbl settled against WTI NYMEX average monthly closings	January 2013 to December 2013	45

Total commodity swaps designated as hedging instruments				$386

Total net fair value of commodity derivatives				$186

Based on estimated volumes, as of March 31, 2012, the Partnership had hedged approximately 42% and 8% of its commodity risk by volume for 2012 and 2013, respectively.  The Partnership anticipates entering into additional commodity derivatives on an ongoing basis to manage its risks associated with these market fluctuations and will consider using various commodity derivatives, including forward contracts, swaps, collars, futures and options, although there is no assurance that the Partnership will be able to do so or that the terms thereof will be similar to the Partnership’s existing hedging arrangements.

The Partnership’s credit exposure related to commodity cash flow hedges is represented by the positive fair value of contracts to the Partnership at March 31, 2012. These outstanding contracts expose the Partnership to credit loss in the event of nonperformance by the counterparties to the agreements. The Partnership has incurred no losses associated with counterparty nonperformance on derivative contracts.

MARTIN MIDSTREAM PARTNERS L.P.
NOTES TO CONSOLIDATED AND CONDENSED FINANCIAL STATEMENTS
 (Dollars in thousands, except where otherwise indicated)
March 31, 2012
(Unaudited)

On all transactions where the Partnership is exposed to counterparty risk, the Partnership analyzes the counterparty’s financial condition prior to entering into an agreement; establishes a maximum credit limit threshold pursuant to its hedging policy; and monitors the appropriateness of these limits on an ongoing basis. The Partnership has agreements with three counterparties containing collateral provisions. Based on those current agreements, cash deposits are required to be posted whenever the net fair value of derivatives associated with the individual counterparty exceed a specific threshold. If this threshold is exceeded, cash is posted by the Partnership if the value of derivatives is a liability to the Partnership. As of March 31, 2012, the Partnership has no cash collateral deposits posted with counterparties.

The Partnership’s principal customers with respect to Prism Gas’ natural gas gathering and processing are large, natural gas marketing services, oil and gas producers and industrial end-users. In addition, substantially all of the Partnership’s natural gas and NGL sales are made at market-based prices. The Partnership’s standard gas and NGL sales contracts contain adequate assurance provisions, which allows for the suspension of deliveries, cancellation of agreements or discontinuance of deliveries to the buyer unless the buyer provides security for payment in a form satisfactory to the Partnership.

(b)           Impact of Commodity Cash Flow Hedges

Crude Oil.  For the three months ended March 31, 2012 and 2011, net gains and losses on swap hedge contracts decreased crude revenue (included in income from discontinued operations) by $86 and $60, respectively.  As of March 31, 2012, an unrealized derivative fair value loss of $235, related to current and terminated cash flow hedges of crude oil price risk, was recorded in AOCI.  Fair value losses of $280 and fair value gains of $45 are expected to be reclassified into earnings in 2012 and 2013, respectively.  The actual reclassification to earnings for contracts remaining in effect will be based on mark-to-market prices at the contract settlement date or for those terminated contracts based on the recorded values at March 31, 2012, adjusted for any impairment, along with the realization of the gain or loss on the related physical volume, which is not reflected above.

     Natural Gas.  For the three months ended March 31, 2012 and 2011, net gains and losses on swap hedge contracts increased gas revenue (included in income from discontinued operations) by $204 and $75, respectively.  As of March 31, 2012, an unrealized derivative fair value gain of $660 related to cash flow hedges of natural gas was recorded in AOCI.  This fair value gain is expected to be reclassified into earnings in 2012.  The actual reclassification to earnings will be based on mark-to-market prices at the contract settlement date, along with the realization of the gain or loss on the related physical volume, which is not reflected above.

Natural Gas Liquids.  For the three months ended March 31, 2012 and 2011, net gains and losses on swap hedge contracts decreased liquids revenue (included in income from discontinued operations) by $55 and increased liquids revenue by $162, respectively.  As of March 31, 2012, an unrealized derivative fair value gain of $137 related to current and terminated cash flow hedges of NGLs price risk was recorded in AOCI.  This fair value gain is expected to be reclassified into earnings in 2012.  The actual reclassification to earnings for contracts remaining in effect will be based on mark-to-market prices at the contract settlement date or for those terminated contracts based on the recorded values at March 31, 2012, adjusted for any impairment, along with the realization of the gain or loss on the related physical volume, which is not reflected above.

For information regarding fair value amounts and gains and losses on commodity derivative instruments and related hedged items, see “Tabular Presentation of Fair Value Amounts, and Gains and Losses on Derivative Instruments and Related Hedged Items” within this Note.

(c)           Impact of Interest Rate Derivative Instruments

The Partnership is exposed to market risks associated with interest rates. The Partnership enters into interest rate swaps to manage interest rate risk associated with the Partnership’s variable rate debt credit facility and its’ senior notes. All derivatives and hedging instruments are included on the balance sheet as an asset or a liability measured at fair value and changes in fair value are recognized currently in earnings unless specific hedge accounting criteria are met. If a derivative qualifies for hedge accounting, changes in the fair value can be offset against the change in the fair value of the hedged item through earnings or recognized in AOCI until such time as the hedged item is recognized in earnings.

In August 2011, the Partnership terminated all of its existing interest swap agreements with an aggregate notional amount of $100,000, which it had entered to hedge its exposure to changes in the fair value of Senior Notes as described in Note 10.  These interest rate swap contracts were not designated as fair value hedges and therefore, did not receive hedge accounting but were marked to market through earnings.  Termination fees of $2,800 were received on the early extinguishment of the interest rate swap agreements in August 2011.

            The Partnership recognized increases in interest expense of $0 and $633 for the three months ended March 31, 2012 and 2011, respectively, related to the difference between the fixed rate and the floating rate of interest on the interest rate swap and net cash settlement of interest rate swaps and hedges.

For information regarding fair value amounts and gains and losses on interest rate derivative instruments and related hedged items, see “Tabular Presentation of Fair Value Amounts, and Gains and Losses on Derivative Instruments and Related Hedged Items” below.

MARTIN MIDSTREAM PARTNERS L.P.
NOTES TO CONSOLIDATED AND CONDENSED FINANCIAL STATEMENTS
 (Dollars in thousands, except where otherwise indicated)
March 31, 2012
(Unaudited)

(d)	Tabular Presentation of Fair Value Amounts, and Gains and Losses on Derivative Instruments and Related Hedged Items

The following table summarizes the fair values and classification of the Partnership’s derivative instruments in its Consolidated Balance Sheet:

	Fair Values of Derivative Instruments in the Consolidated Balance Sheet

	Derivative Assets			Derivative Liabilities
		Fair Values			Fair Values
	Balance Sheet Location	March 31, 2012	December 31, 2011	Balance Sheet Location	March 31, 2012	December 31, 2011
Derivatives designated as hedging instruments	Current:			Current:
Commodity contracts	Fair value of derivatives	$675	$622	Fair value of derivatives	$330	$245
	Non-current:			Non-current:
Commodity contracts	Fair value of derivatives	41	—	Fair value of derivatives	—	—

Total derivatives designated as hedging instruments		$716	$622		$330	$245

Derivatives not designated as hedging instruments	Current:			Current:
Commodity contracts	Fair value of derivatives	$—	$—	Fair value of derivatives	$200	$117
	Non-current:			Non-current:
Commodity contracts	Fair value of derivatives	—	—	Fair value of derivatives	—	—
Total derivatives not designated as hedging instruments		$—	$—		$200	$117

		Effect of Derivative Instruments on the Consolidated Statement of Operations For the Three Months Ended March 31, 2012 and 2011

	Effective Portion
	Effective Portion					Ineffective Portion and Amount Excluded from Effectiveness Testing
	Amount of Gain or (Loss) Recognized in OCI on Derivatives		Location of Gain or (Loss) Reclassified from Accumulated OCI into Income	Amount of Gain or (Loss) Reclassified from Accumulated OCI into Income		Location of Gain or (Loss) Recognized in Income on Derivatives	Amount of Gain or (Loss) Recognized in Income on Derivatives
	2012	2011		2012	2011		2012	2011
Derivatives designated as hedging instruments
Interest rate contracts	$—	$—	Interest Expense	$—	$(19)	Interest Expense	$—	$—
Commodity contracts	126	(908)	Income from discontinued operations	186	434	Income from discontinued operations	4	—

Total derivatives designated as hedging instruments	$126	$(908)		$186	$415		$4	$—

MARTIN MIDSTREAM PARTNERS L.P.
NOTES TO CONSOLIDATED AND CONDENSED FINANCIAL STATEMENTS
 (Dollars in thousands, except where otherwise indicated)
March 31, 2012
(Unaudited)

	Location of Gain or (Loss) Recognized in Income on Derivatives	Amount of Gain or (Loss) Recognized in Income on Derivatives
		2012	2011
Derivatives not designated as hedging instruments
Interest rate contracts	Interest Expense	$—	$(614)
Commodity contracts	Income from discontinued operations	(127)	$(257)
Commodity contracts	Income from discontinued operations	(127)	(871)
Total derivatives not designated as hedging instruments		$(127)	$(871)

Amounts expected to be reclassified into earnings for the subsequent 12-month period are gains of $521 for commodity cash flow hedges.

(8)           Fair Value Measurements

The Partnership provides disclosures pursuant to certain provisions of ASC 820, which provides a framework for measuring fair value and expanded disclosures about fair value measurements.  ASC 820 applies to all assets and liabilities that are being measured and reported on a fair value basis. This statement enables the reader of the financial statements to assess the inputs used to develop those measurements by establishing a hierarchy for ranking the quality and reliability of the information used to determine fair values. ASC 820 establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value of each asset and liability carried at fair value into one of the following categories:

Level 1: Quoted market prices in active markets for identical assets or liabilities.
Level 2: Observable market based inputs or unobservable inputs that are corroborated by market data.
Level 3: Unobservable inputs that are not corroborated by market data.

The Partnership’s derivative instruments, which consist of commodity and interest rate swaps, are required to be measured at fair value on a recurring basis. The fair value of the Partnership’s derivative instruments is determined based on inputs that are readily available in public markets or can be derived from information available in publicly quoted markets, which is considered Level 2. Refer to Note 7 for further information on the Partnership’s derivative instruments and hedging activities.

The following items are measured at fair value on a recurring basis subject to the disclosure requirements of ASC 820 at March 31, 2012:

	Fair Value Measurements at Reporting Date Using
		Quoted Prices in Active Markets for Identical Assets	Significant Other Observable Inputs	Significant Unobservable Inputs
Description	March 31, 2012	(Level 1)	(Level 2)	(Level 3)
Assets
Natural gas derivatives	$671	$—	$671	$—
Crude oil derivatives	45	—	45	—

Total assets	$716	$—	$716	$—
Liabilities
Crude oil derivatives	$280	$—	$280	$—
Natural gas liquids derivatives	250	—	250	—

Total liabilities	$530	$—	$530	$—

MARTIN MIDSTREAM PARTNERS L.P.
NOTES TO CONSOLIDATED AND CONDENSED FINANCIAL STATEMENTS
 (Dollars in thousands, except where otherwise indicated)
March 31, 2012
(Unaudited)

    The following items are measured at fair value on a recurring basis subject to the disclosure requirements of ASC 820 at December 31, 2011:

	Fair Value Measurements at Reporting Date Using
		Quoted Prices in Active Markets for Identical Assets	Significant Other Observable Inputs	Significant Unobservable Inputs
Description	December 31, 2011	(Level 1)	(Level 2)	(Level 3)
Assets
Natural gas derivatives	$622	$—	$622	$—
Total assets	$622	$—	$622	$—
Liabilities
Crude oil derivatives	245	—	245	—
Natural gas liquids derivatives	117	—	117	—
Total liabilities	$362	$—	$362	$—

ASC 825-10-65, related to disclosures about fair value of financial instruments, requires that the Partnership disclose estimated fair values for its financial instruments.  Fair value estimates are set forth below for the Partnership’s financial instruments.  The following methods and assumptions were used to estimate the fair value of each class of financial instrument:

•
Accounts and other receivables, trade and other accounts payable, other accrued liabilities, income taxes payable and due from/to affiliates — the carrying amounts approximate fair value due to the short maturity and highly liquid nature of these instruments.

•	Long-term debt including current installments — the carrying amount of the revolving credit facility approximates fair value due to the debt having a variable interest rate.

The estimated fair value of the Senior Notes was approximately $207,800 as of March 31, 2012 based on quoted market prices of similar debt at March 31, 2012, which is deemed a Level 2 measurement.

(9)           Related Party Transactions

As of March 31, 2012, Martin Resource Management owns 6,593,267 of the Partnership’s common units representing approximately 28.5% of the Partnership’s outstanding limited partnership units.  The Partnership’s general partner is a wholly-owned subsidiary of Martin Resource Management.  The Partnership’s general partner owns a 2.0% general partner interest in the Partnership and the Partnership’s incentive distribution rights.  The Partnership’s general partner’s ability, as general partner, to manage and operate the Partnership, and Martin Resource Management’s ownership as of March 31, 2012, of approximately 28.5% of the Partnership’s outstanding limited partnership units, effectively gives Martin Resource Management the ability to veto some of the Partnership’s actions and to control the Partnership’s management.

The following is a description of the Partnership’s material related party transactions:

Omnibus Agreement

            Omnibus Agreement.   The Partnership and its general partner are parties to an omnibus agreement dated November 1, 2002, with Martin Resource Management that governs, among other things, potential competition and indemnification obligations among the parties to the agreement, related party transactions, the provision of general administration and support services by Martin Resource Management and the Partnership’s use of certain of Martin Resource Management’s trade names and trademarks. The omnibus agreement was amended on November 24, 2009, to include processing crude oil into finished products including naphthenic lubricants, distillates, asphalt and other intermediate cuts.

Non-Competition Provisions. Martin Resource Management has agreed, for so long as it controls the general partner of the Partnership, not to engage in the business of:

•	providing terminalling, refining, processing, distribution and midstream logistical services for hydrocarbon products and by-products;
•	providing marine and other transportation of hydrocarbon products and by-products; and
•	manufacturing and marketing fertilizers and related sulfur-based products.

MARTIN MIDSTREAM PARTNERS L.P.
NOTES TO CONSOLIDATED AND CONDENSED FINANCIAL STATEMENTS
 (Dollars in thousands, except where otherwise indicated)
March 31, 2012
(Unaudited)

This restriction does not apply to:

•	the ownership and/or operation on the Partnership’s behalf of any asset or group of assets owned by it or its affiliates;
•	any business operated by Martin Resource Management, including the following:
o	providing land transportation of various liquids;
o	distributing fuel oil, sulfuric acid, marine fuel and other liquids;
o	providing marine bunkering and other shore-based marine services in Alabama, Florida, Louisiana, Mississippi and Texas;
o	operating a small crude oil gathering business in Stephens, Arkansas;
o	operating an underground NGL storage facility in Arcadia, Louisiana;
o	building and marketing sulfur processing equipment; and
o	developing an underground natural gas storage facility in Arcadia, Louisiana.
•	any business that Martin Resource Management acquires or constructs that has a fair market value of less than $5,000;
•
any business that Martin Resource Management acquires or constructs that has a fair market value of $5,000 or more if the Partnership has been offered the opportunity to purchase the business for fair market value and the Partnership declines to do so with the concurrence of the conflicts committee; and

•
any business that Martin Resource Management acquires or constructs where a portion of such business includes a restricted business and the fair market value of the restricted business is $5,000 or more and represents less than 20% of the aggregate value of the entire business to be acquired or constructed; provided that, following completion of the acquisition or construction, the Partnership will be provided the opportunity to purchase the restricted business.

    Services.  Under the omnibus agreement, Martin Resource Management provides the Partnership with corporate staff, support services, and administrative services necessary to operate the Partnership’s business. The omnibus agreement requires the Partnership to reimburse Martin Resource Management for all direct expenses it incurs or payments it makes on the Partnership’s behalf or in connection with the operation of the Partnership’s business. There is no monetary limitation on the amount the Partnership is required to reimburse Martin Resource Management for direct expenses.  In addition to the direct expenses, Martin Resource Management is entitled to reimbursement for a portion of indirect general and administrative and corporate overhead expenses.  Under the omnibus agreement, the Partnership is required to reimburse Martin Resource Management for indirect general and administrative and corporate overhead expenses.

Effective October 1, 2011, through September 30, 2012, the Conflicts Committee of the board of directors of the general partner of the Partnership (the “Conflicts Committee”) approved an annual reimbursement amount for indirect expenses of $6,582.  The Partnership reimbursed Martin Resource Management for $1,646 and $1,042 of indirect expenses for the three months ended March 31, 2012 and 2011, respectively.  The Conflicts Committee will review and approve future adjustments in the reimbursement amount for indirect expenses, if any, annually.

These indirect expenses are intended to cover the centralized corporate functions Martin Resource Management provides for the Partnership, such as accounting, treasury, clerical billing, information technology, administration of insurance, general office expenses and employee benefit plans and other general corporate overhead functions the Partnership shares with Martin Resource Management retained businesses. The provisions of the omnibus agreement regarding Martin Resource Management’s services will terminate if Martin Resource Management ceases to control the general partner of the Partnership.

Related Party Transactions. The omnibus agreement prohibits the Partnership from entering into any material agreement with Martin Resource Management without the prior approval of the conflicts committee of the general partner’s board of directors. For purposes of the omnibus agreement, the term material agreements means any agreement between the Partnership and Martin Resource Management that requires aggregate annual payments in excess of then-applicable agreed upon reimbursable amount of indirect general and administrative expenses. Please read “Services” above.

License Provisions. Under the omnibus agreement, Martin Resource Management has granted the Partnership a nontransferable, nonexclusive, royalty-free right and license to use certain of its trade names and marks, as well as the trade names and marks used by some of its affiliates.

Amendment and Termination. The omnibus agreement may be amended by written agreement of the parties; provided, however, that it may not be amended without the approval of the conflicts committee of the Partnership’s general partner if such amendment would adversely affect the unitholders. The omnibus agreement was amended on November 24, 2009, to permit the Partnership to provide refining services to Martin Resource Management.  Such amendment was approved by the conflicts committee of the Partnership’s general partner.  The omnibus agreement, other than the indemnification provisions and the provisions limiting the amount for which the Partnership will reimburse Martin Resource Management for general and administrative services performed on its behalf, will terminate if the Partnership is no longer an affiliate of Martin Resource Management.

Motor Carrier Agreement

Motor Carrier Agreement.  The Partnership is a party to a motor carrier agreement effective January 1, 2006, with Martin Transport, Inc., a wholly owned subsidiary of Martin Resource Management through which Martin Resource Management operates its land transportation operations.  This agreement replaced a prior agreement effective November 1, 2002, between the Partnership and Martin Transport, Inc. for land transportation services.  Under the agreement, Martin Transport, Inc. agreed to ship our NGL shipments as well as other liquid products.

Term and Pricing. This agreement was amended in November 2006, January 2007, April 2007 and January 2008 to add additional point-to-point rates and to modify certain fuel and insurance surcharges being charged to the Partnership.  The agreement has an initial term that expired in December 2007 but automatically renews for consecutive one-year periods unless either party terminates the agreement by giving written notice to the other party at least 30 days prior to the expiration of the then-applicable term.  The Partnership has the right to terminate this agreement at any time by providing 90 days prior notice.  Under this agreement, Martin Transport, Inc. transports the Partnership’s NGL shipments as well as other liquid products. These rates are subject to any adjustment which are mutually agreed or in accordance with a price index. Additionally, during the term of the agreement, shipping charges are also subject to fuel surcharges determined on a weekly basis in accordance with the U.S. Department of Energy’s national diesel price list.

MARTIN MIDSTREAM PARTNERS L.P.
NOTES TO CONSOLIDATED AND CONDENSED FINANCIAL STATEMENTS
 (Dollars in thousands, except where otherwise indicated)
March 31, 2012
(Unaudited)

Marine Agreements

Marine Transportation Agreement. The Partnership is a party to a marine transportation agreement effective January 1, 2006, which was amended January 1, 2007, under which the Partnership provides marine transportation services to Martin Resource Management on a spot-contract basis at applicable market rates. This agreement replaced a prior agreement effective November 1, 2002 between the Partnership and Martin Resource Management covering marine transportation services which expired November 2005.  Effective each January 1, this agreement automatically renews for consecutive one-year periods unless either party terminates the agreement by giving written notice to the other party at least 60 days prior to the expiration of the then applicable term. The fees the Partnership charges Martin Resource Management are based on applicable market rates.

Cross Marine Charter Agreements. Cross Oil & Refining Marketing Inc. (“Cross”) entered into four marine charter agreements with the Partnership effective March 1, 2007.  These agreements have an initial term of five years and continue indefinitely thereafter subject to cancellation after the initial term by either party upon a 30 day written notice of cancellation. The charter hire payable under these agreements will be adjusted annually to reflect the percentage change in the Consumer Price Index.

Marine Fuel.  The Partnership is a party to an agreement with Martin Resource Management under which Martin Resource Management provides the Partnership with marine fuel from its locations in the Gulf of Mexico at a fixed rate over the Platt’s U.S. Gulf Coast Index for #2 Fuel Oil.  Under this agreement, the Partnership agreed to purchase all of its marine fuel requirements that occur in the areas serviced by Martin Resource Management.

 Terminal Services Agreements

Diesel Fuel Terminal Services Agreement.  The Partnership is a party to an agreement under which the Partnership provides terminal services to Martin Resource Management. This agreement was amended and restated as of October 27, 2004, and was set to expire in December 2006, but automatically renewed and will continue to automatically renew on a month-to-month basis until either party terminates the agreement by giving 60 days written notice.  The per gallon throughput fee the Partnership charges under this agreement may be adjusted annually based on a price index.

Miscellaneous Terminal Services Agreements.  The Partnership is currently party to several terminal services agreements and from time to time the Partnership may enter into other terminal service agreements for the purpose of providing terminal services to related parties. Individually, each of these agreements is immaterial but when considered in the aggregate they could be deemed material. These agreements are throughput based with a minimum volume commitment. Generally, the fees due under these agreements are adjusted annually based on a price inde

Other Agreements

 Cross Tolling Agreement. The Partnership is a party to an agreement under which it processes crude oil into finished products, including naphthenic lubricants, distillates, asphalt and other intermediate cuts for Cross.  The Tolling Agreement has a 12 year term which expires November 24, 2021.   Under this Tolling Agreement, Martin Resource Management agreed to process a minimum of 6,500 barrels per day of crude oil at the facility at a fixed price per barrel.  Any additional barrels are processed at a modified price per barrel.  In addition, Martin Resource Management agreed to pay a monthly reservation fee and a periodic fuel surcharge fee based on certain parameters specified in the Tolling Agreement.  All of these fees (other than the fuel surcharge) are subject to escalation annually based upon the greater of 3% or the increase in the Consumer Price Index for a specified annual period.  In addition, every three years, the parties can negotiate an upward or downward adjustment in the fees subject to their mutual agreement.

Sulfuric Acid Sales Agency Agreement. The Partnership is party to an agreement under which Martin Resource Management purchases and markets the sulfuric acid produced by the Partnership’s sulfuric acid production plant at Plainview, Texas, that is not consumed by the Partnership’s internal operations.  This agreement, which was amended and restated in July 2011, will remain in place until the Partnership terminates it by providing 180 days’ written notice.  Under this agreement, the Partnership sells all of its excess sulfuric acid to Martin Resource Management.  Martin Resource Management then markets such acid to third-parties and the Partnership shares in the profit of Martin Resource Management’s sales of the excess acid to such third parties.

Other Miscellaneous Agreements. From time to time the Partnership enters into other miscellaneous agreements with Martin Resource Management for the provision of other services or the purchase of other goods.

The tables below summarize the related party transactions that are included in the related financial statement captions on the face of the Partnership’s Consolidated Statements of Operations. The revenues, costs and expenses reflected in these tables are tabulations of the related party transactions that are recorded in the corresponding caption of the consolidated financial statement and do not reflect a statement of profits and losses for related party transactions.

The impact of related party revenues from sales of products and services is reflected in the consolidated financial statement as follows:

	Three Months Ended March 31,
Revenues:	2012	2011
Terminalling and storage	$15,274	$12,938
Marine transportation	4,857	6,565
Product sales:
Natural gas services	75	604
Sulfur services	1,715	3,186
Terminalling and storage	399	10
	2,189	3,800
	$23,320	$23,303

MARTIN MIDSTREAM PARTNERS L.P.
NOTES TO CONSOLIDATED AND CONDENSED FINANCIAL STATEMENTS
 (Dollars in thousands, except where otherwise indicated)
March 31, 2012
(Unaudited)

The impact of related party cost of products sold is reflected in the consolidated financial statement as follows:

Costs and expenses:
Cost of products sold:
Natural gas services	$4,315	$2,461
Sulfur services	4,431	4,152
Terminalling and storage	87	56
	$8,833	$6,669

(10)           Business Segments

The impact of related party operating expenses is reflected in the consolidated financial statement as follows:

Operating expenses
Terminalling and storage	$6,978	$4,202
Natural gas services	471	354
Sulfur services	1,318	1,244
Marine Transportation	5,049	5,988
	$13,816	$11,788

The impact of related party selling, general and administrative expenses is reflected in the consolidated financial statement as follows:

Selling, general and administrative:
Terminalling and storage	$5	$15
Natural gas services	304	307
Sulfur services	711	642
Indirect overhead allocation, net of reimbursement	1,646	1,042
	$2,666	$2,006

The Partnership has four reportable segments: terminalling and storage, natural gas services, sulfur services and marine transportation. The Partnership’s reportable segments are strategic business units that offer different products and services. The operating income of these segments is reviewed by the chief operating decision maker to assess performance and make business decisions.

The accounting policies of the operating segments are the same as those described in Note 2 in the Partnership’s annual report on Form 10-K for the year ended December 31, 2011, filed with the SEC on March 5, 2012. The Partnership evaluates the performance of its reportable segments based on operating income. There is no allocation of administrative expenses or interest expense.

The natural gas services segment information below excludes the discontinued operations of the Prism Assets for all periods.  See Note 4.

	Operating Revenues	Intersegment Revenues Eliminations	Operating Revenues after Eliminations	Depreciation and Amortization	Operating Income (loss) after eliminations	Capital Expenditures
Three months ended March 31, 2012
Terminalling and storage	$43,034	$(1,175)	$41,859	$4,723	$3,082	$22,724
Natural gas services	172,111	—	172,111	143	3,220	14
Sulfur services	74,552	—	74,552	1,793	13,627	989
Marine transportation	21,567	(705)	20,862	3,041	(1,427)	5,708
Indirect selling, general and administrative	—	—	—	—	(2,418)	—

Total	$311,264	$(1,880)	$309,384	$9,700	$16,084	$29,435

Three months ended March 31, 2011
Terminalling and storage	$37,646	$(978)	$36,668	$4,540	$3,168	$4,204
Natural gas services	137,155	—	137,155	143	3,474	70
Sulfur services	59,758	—	59,758	1,622	9,911	7,248
Marine transportation	21,439	(2,040)	19,399	3,265	(1,281)	2,908
Indirect selling, general and administrative	—	—	—	—	(1,818)	—
Total	$255,998	$(3,018)	$252,980	$9,570	$13,454	$14,430

MARTIN MIDSTREAM PARTNERS L.P.
NOTES TO CONSOLIDATED AND CONDENSED FINANCIAL STATEMENTS
 (Dollars in thousands, except where otherwise indicated)
March 31, 2012
(Unaudited)

       The Partnership's assets by reportable segment, which exclude assets held for sale of $213,670 and $212,787, respectively, as of March 31, 2012 and December 31, 2011, are as follows:

	March 31,	December 31,
	2012	2011
Total assets:
Terminalling and storage	$255,871	$231,764
Natural gas services	182,214	198,845
Sulfur services	166,671	162,289
Marine transportation	149,239	143,424
Total assets	$753,995	$736,322

(11)           Long-Term Debt and Capital Leases

At March 31, 2012 and December 31, 2011, long-term debt consisted of the following:

	March 31, 2012	December 31, 2011
$200,000 Senior notes, 8.875% interest, net of unamortized discount of $2,105 and $2,192, respectively, issued March 2010 and due April 2018, unsecured**	$197,895	$197,808
$375,000 Revolving loan facility at variable interest rate (3.03%* weighted average at March 31, 2012), due April 2016 secured by substantially all of the Partnership’s assets, including, without limitation, inventory, accounts receivable, vessels, equipment, fixed assets and the interests in the Partnership’s operating subsidiaries and equity method investees	230,000	250,000
$7,354 Note payable to bank, interest rate at 7.50%, maturity date of January 2017, secured by equipment	—	6,363
Capital lease obligations	5,987	6,031
Total long-term debt and capital lease obligations	433,882	460,202
Less current installments	198	1,261
Long-term debt and capital lease obligations, net of current installments	$433,684	$458,941

* Interest rate fluctuates based on the LIBOR rate plus an applicable margin set on the date of each advance. The margin above LIBOR is set every three months. Indebtedness under the credit facility bears interest at LIBOR plus an applicable margin or the base prime rate plus an applicable margin. The applicable margin for revolving loans that are LIBOR loans ranges from 2.00% to 3.25% and the applicable margin for revolving loans that are base prime rate loans ranges from 1.00% to 2.25%. The applicable margin for existing LIBOR borrowings is 2.75%.  Effective April 1, 2012, the applicable margin for existing LIBOR borrowings increased to 3.00%.  Effective July 1, 2012, the applicable margin for existing LIBOR borrowings will remain at 3.00%.

** Effective September 2010, the Partnership entered into an interest rate swap that swapped $40,000 of fixed rate to floating rate.  The floating rate cost was the applicable three-month LIBOR rate.  This interest rate swap was scheduled to mature in April 2018, but was terminated in August 2011.

** Effective September 2010, the Partnership entered into an interest rate swap that swapped $60,000 of fixed rate to floating rate.  The floating rate cost was the applicable three-month LIBOR rate.  This interest rate swap was scheduled to mature in April 2018, but was terminated in August 2011.

In March 2010, the Partnership terminated all of its existing interest rate swaps resulting in termination fees of $3,850.  In August 2011, the Partnership terminated all of its existing interest rate swap agreements with an aggregate notional amount of $100,000, which it had entered to hedge its exposure to changes in the fair value of Senior Notes.  These interest rate swap contracts were not designated as fair value hedges and therefore, did not receive hedge accounting but were marked to market through earnings.  The Partnership received a termination benefit of $2,800 upon cancellation of these swap agreements.

The Partnership paid cash interest in the amount of $2,408 and $2,238 for the three months ended March 31, 2012 and 2011, respectively.  Capitalized interest was $353 and $95 for the three months ended March 31, 2012 and 2011, respectively.

(12)           Equity Offering

On January 25, 2012, the Partnership completed a public offering of 2,645,000 common units at a price of $36.15 per common unit, before the payment of underwriters’ discounts, commissions and offering expenses (per unit value is in dollars, not thousands).  Total proceeds from the sale of the 2,645,000 common units, net of underwriters’ discounts, commissions and offering expenses were $91,377.  The Partnership’s general partner contributed $1,951 in cash to the Partnership in conjunction with the issuance in order to maintain its 2% general partner interest in the Partnership.  On January 25, 2012, all of the net proceeds were used to reduce outstanding indebtedness of the Partnership.

On February 9, 2011, the Partnership completed a public offering of 1,874,500 common units at a price of $39.35 per common unit, before the payment of underwriters’ discounts, commissions and offering expenses (per unit value is in dollars, not thousands.  Total proceeds from the sale of the 1,874,500 common units, net of underwriters’ discounts, commissions and offering expenses were $70,330.  The Partnership’s general partner contributed $1,505 in cash to the Partnership in conjunction with the issuance in order to maintain its 2% general partner interest in the Partnership.  The net proceeds were used to reduce the outstanding balance under its revolving credit facility.

(Unaudited)
MARTIN MIDSTREAM PARTNERS L.P.
NOTES TO CONSOLIDATED AND CONDENSED FINANCIAL STATEMENTS
 (Dollars in thousands, except where otherwise indicated)
March 31, 2012
(Unaudited)
(13)           Income Taxes

Because its income is taxed directly to its partners, the operations of a partnership are generally not subject to income taxes, except as discussed below. Effective January 1, 2007, the Partnership became subject to the Texas margin tax, which is considered a state income tax, and is included in Income tax expense on the consolidated statements of operations.

 The Partnership’s taxable subsidiary, Woodlawn, is subject to income taxes due to its corporate structure. Income tax expense related to Woodlawn is recorded in discontinued operations.  A current state income tax expense of $2 and $5, related to the operation of the subsidiary, were recorded for the three months ended March 31, 2012 and 2011, respectively.  In connection with the Woodlawn acquisition, the Partnership also established deferred income taxes of $8,964 associated with book and tax basis differences of the acquired assets and liabilities. The basis differences are primarily related to property, plant and equipment.

A deferred tax benefit related to the Woodlawn basis differences of $170 and $3 was recorded for the three months ended March 31, 2012 and 2011, respectively.  A deferred tax liability of $7,487 and $7,657 related to the basis differences existed at March 31, 2012 and December 31, 2011, respectively.

Since the tax base on the Texas margin tax is derived from an income-based measure, the margin tax is construed as an income tax and, therefore, the recognition of deferred taxes applies to the margin tax. The impact on deferred taxes as a result of this provision is immaterial.  State income taxes attributable to the Texas margin tax of $265 and $221 were recorded in continuing operations current income tax expense for the three months ended March 31, 2012 and 2011, respectively.

The components of income tax expense (benefit) from operations recorded for the three months ended March 31, 2012 and 2011 are as follows:

	Three Months Ended March 31,
	2012	2011
Current:
Federal	$—	$—
State	267	226
	267	226
Deferred:
Federal	(170)	(3)
Total income tax expense (benefit)	$97	$223

Total income tax expense (benefit) was allocated to continuing and discontinued operations as follows:

Income tax expense (benefit) from continuing operations:

	Three Months Ended March 31,
	2012	2011
Current:
Federal	$—	$—
State	265	221
Total income tax expense (benefit) from continuing operations	$265	$221

           Income tax expense (benefit) from discontinued operations:

	Three Months Ended March 31,
	2012	2011
Current:
Federal	$—	$—
State	2	5
	2	5
Deferred:
Federal	(170)	(3)
Total income tax expense (benefit) from discontinued operations	$(168)	$2

 (14)           Commitments and Contingencies

From time to time, the Partnership is subject to various claims and legal actions arising in the ordinary course of business.  In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Partnership.

On May 2, 2008, the Partnership received a copy of a petition filed in the District Court of Gregg County, Texas by Scott D. Martin (the “Plaintiff”) against Ruben S. Martin, III (the “Defendant”) with respect to certain matters relating to Martin Resource Management.  In May 2009, the lawsuit went to trial and on June 18, 2009, the Court entered a judgment adverse to the Defendant which contained monetary damages and specific performance components (the “Judgment”).   The Defendant appealed the Judgment.  On November 3, 2010, the Court of Appeals, Sixth Appellate District of Texas at Texarkana, issued an opinion on the appeal overturning the Judgment.  The Appellate Court’s opinion rendered a take-nothing judgment against the Plaintiff and found in favor of the Defendant.  The Supreme Court of Texas denied the Plaintiff’s petition for review and therefore the opinion of the Sixth Appellate District of Texas at Texarkana has become final.

        On September 5, 2008, the Plaintiff and one of his affiliated partnerships (the “SDM Plaintiffs”), on behalf of themselves and derivatively on behalf of Martin Resource Management, filed suit in a Harris County, Texas district court (the “Harris County Litigation”) against Martin Resource Management, the Defendant, Robert Bondurant, Donald R. Neumeyer and Wesley M. Skelton, in their capacities as directors of Martin Resource Management (the “MRMC Director Defendants”), as well as 35 other officers and employees of Martin Resource Management (the “Other MRMC Defendants”). In addition to their respective positions with Martin Resource Management, Robert Bondurant, Donald Neumeyer and Wesley Skelton are officers of the Partnership’s general partner. The Partnership is not a party to this lawsuit, and it does not assert any claims (i) against the Partnership, (ii) concerning the Partnership’s governance or operations, or (iii) against the MRMC Director Defendants or other MRMC Defendants with respect to their service to the Partnership.

The SDM Plaintiffs allege, among other things, that the MRMC Director Defendants have breached their fiduciary duties owed to Martin Resource Management and the SDM Plaintiffs, entrenched their control of Martin Resource Management and diluted the ownership position of the SDM Plaintiffs and certain other minority shareholders in Martin Resource Management, and engaged in acts of unjust enrichment, excessive compensation, waste, fraud and conspiracy with respect to Martin Resource Management. The SDM Plaintiffs seek, among other things, to rescind the June 2008 issuance by Martin Resource Management of shares of its common stock under its 2007 Long-Term Incentive Plan to the Other MRMC Defendants, remove the MRMC Director Defendants as officers and directors of Martin Resource Management, prohibit the Defendants, Wesley M. Skelton and Robert Bondurant from serving as trustees of the MRMC Employee Stock Ownership Trust (the “ESOT”), and place all of the Martin Resource Management common shares owned or controlled by the Defendant in a constructive trust that prohibits him from voting those shares.  The SDM Plaintiffs have amended their Petition to eliminate their claims regarding rescission of the issue by Martin Resource Management of shares of its common stock to the MRMC Employee Stock Ownership Plan. The case was abated in July 2009 during the pendency of a mandamus proceeding in the Texas Supreme Court. The Supreme Court denied mandamus relief on November 20, 2009.  This lawsuit was amended to add the ESOT as a party and was subsequently removed to Federal Court by the ESOT.  This lawsuit was remanded from Federal Court to the State District Court and is set for trial in August of 2012 but is currently stayed pending the outcome of procedural matters pending in the appellate courts.

The lawsuits described above are in addition to (i) a separate lawsuit filed in July 2008 in a Gregg County, Texas district court by the daughters of the Defendant against Scott Martin, both individually and in his capacity as trustee of the Ruben S. Martin, III Dynasty Trust, which suit alleges, among other things, that he has engaged in self-dealing in his capacity as a trustee under the trust, which holds shares of Martin Resource Management common stock, and has breached his fiduciary duties owed to the plaintiffs, who are beneficiaries of such trust, and (ii) a separate lawsuit filed in October 2008 in the United States District Court for the Eastern District of Texas by Angela Jones Alexander against the Defendant and Karen Yost in their capacities as a former trustee and a trustee, respectively, of the R.S. Martin Jr. Children Trust No. One (f/b/o Angela Santi Jones), which holds shares of Martin Resource Management common stock, which suit alleges, among other things that the Defendant and Karen Yost breached fiduciary duties owed to Angela Jones Alexander, who is the beneficiary of such trust, and seeks to remove Karen Yost as the trustee of such trust. With respect to the lawsuit described in (i) above, the Partnership has been informed that the Plaintiff has resigned as a trustee of the Ruben S. Martin, III Dynasty Trust. With respect to the lawsuit described in (ii) above, Angela Jones Alexander amended her claims to include her grandmother, Margaret Martin, as a defendant, but subsequently dropped her claims against Mrs. Martin.  Additionally, all claims pertaining to Karen Yost have been resolved.  All claims pertaining to Defendant have been preliminarily resolved, as the court, on February 9, 2011, issued an order that granted the parties’ Joint Motion for Administrative Closure.  With respect to the lawsuit referenced in (i) above, the case was tried in October 2009 and the jury returned a verdict in favor of the Defendant’s daughters against Scott Martin in the amount of $4,900.  On December 22, 2009, the court entered a judgment, reflecting an amount consistent with the verdict and additionally awarded attorneys’ fees and interest. On January 7, 2010, the court modified its original judgment and awarded the Defendant’s daughters approximately $2,700 in damages and attorneys’ fees, plus interest. Scott Martin has appealed the judgment .  On March 20, 2012, the Court of Appeals, Sixth Appellate District of Texas at Texarkana, issued an opinion on the appeal overturning the Judgment.  While the Appellate Court found that there was sufficient evidence to support the jury’s finding that a breach of fiduciary duty occurred, it found insufficient evidence to support any damages and therefore rendered a take-nothing judgment against the daughters of the Defendant.  A motion for rehearing at the Appellate Court was overruled on April 26, 2012.  The Defendant’s daughters have indicated they will appeal the Appellate Court’s ruling.

On September 24, 2008, Martin Resource Management removed Plaintiff as a director of the general partner of the Partnership. Such action was taken as a result of the collective effect of Plaintiff’s then recent activities, which the board of directors of Martin Resource Management determined was detrimental to both Martin Resource Management and the Partnership. The Plaintiff does not serve on any committees of the board of directors of the Partnership’s general partner. This position on the board of directors was filled on July 26, 2010, by Charles Henry “Hank” Still.

On February 22, 2010, as a result of the Harris County Litigation being derivative in nature, Martin Resource Management formed a special committee of its board of directors and designated such committee as the Martin Resource Management authority for the purpose of assessing, analyzing and monitoring the Harris County Litigation and any other related litigation and making any and all determinations in respect of such litigation on behalf of Martin Resource Management.  Such authorization includes, but is not limited to, reviewing the merits of the litigation, assessing whether to pursue claims or counterclaims against various persons or entities, assess whether to appoint or retain experts or disinterested persons to make determinations in respect of such litigation, and advising and directing Martin Resource Management’s general counsel and outside legal counsel with respect to such litigation.  The special committee consists of Robert Bondurant, Donald R. Neumeyer and Wesley M. Skelton.

On May 4, 2010, the Partnership received a copy of a petition filed in a new case with the District Clerk of Gregg County, Texas by Martin Resource Management against the Plaintiff and others with respect to certain matters relating to Martin Resource Management. As noted above, the Plaintiff was a former director of Martin Resource Management.  The lawsuit alleges that the Plaintiff with help from others breached the fiduciary duties the Plaintiff owed to Martin Resource Management.   The Partnership is not a party to the lawsuit, and the lawsuit does not assert any claims (i) against the Partnership, (ii) concerning the Partnership’s governance or operations, or (iii) against the Plaintiff with respect to his service as an officer or former director of the general partner of the Partnership. With respect to this lawsuit, the case was tried in January 2012 and the jury returned a verdict in favor of Martin Resource Management against Scott D. Martin for breach of fiduciary duty and awarded an amount of $1,800.

Additionally, on July 11, 2011, Scott D. Martin sued Martin Resource Management in State District Court in Harris County, Texas, alleging that it tortiously interfered with his rights under an existing insurance policy.  A motion to transfer this case to Gregg County, Texas is currently pending.

MARTIN MIDSTREAM PARTNERS L.P.
NOTES TO CONSOLIDATED AND CONDENSED FINANCIAL STATEMENTS
 (Dollars in thousands, except where otherwise indicated)
March 31, 2012
(Unaudited)

(15)           Consolidating Financial Statements

            In connection with the Partnership’s filing of a shelf registration statement on Form S-3 with the Securities and Exchange Commission (the “Registration Statement”), Martin Operating Partnership L.P. (the “Operating Partnership”), the Partnership’s wholly-owned subsidiary, has issued in the past, and may issue in the future, unconditional guarantees of senior or subordinated debt securities of the Partnership in the event that the Partnership issues such securities from time to time under the Registration Statement. If issued, the guarantees will be full, irrevocable and unconditional. In addition, the Operating Partnership may also issue senior or subordinated debt securities under the Registration Statement which, if issued, will be fully, irrevocably and unconditionally guaranteed by the Partnership. The Partnership does not provide separate financial statements of the Operating Partnership because the Partnership has no independent assets or operations, the guarantees are full and unconditional, and the other subsidiary of the Partnership is minor. There are no significant restrictions on the ability of the Partnership or the Operating Partnership to obtain funds from any of their respective subsidiaries by dividend or loan.

(16)           Subsequent Events

Redemption of Senior Notes. Pursuant to the Indenture under which the Senior Notes were issued, the Partnership has the option to redeem up to 35% of the aggregate principal amount at a redemption price of 108.875% of the principal amount, plus accrued and unpaid interest with the proceeds of certain equity offerings.  On April 24, 2012, the Partnership notified the Trustee of its intention to exercise a partial redemption of the Partnership’s Senior Notes pursuant to the Indenture.  On May 24, 2012, the Partnership will redeem $25,000 million of the Senior Notes from various holders using proceeds of the Partnership’s January 2012 follow-on equity offering, which in the interim were used to pay down amounts outstanding under the Partnership’s revolving credit facility.

Divestiture of Natural Gas Gathering and Processing Assets. On July 31, 2012, the Partnership completed the sale of its East Texas and Northwest Louisiana natural gas gathering and processing assets owned by Prism Gas to CenterPoint as described in Note 4 for net cash proceeds of $273,300.  The asset sale includes the Partnership’s 50% operating interest in Waskom.  A subsidiary of CenterPoint currently owns the other 50% interest.